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                                                                   Exhibit 23.02


             Consent of Ernst & Young LLP, Independent Auditors
             --------------------------------------------------

We consent to the reference to our firm under the captions "Experts" and "Selected Financial Data" and to the use of our report dated November 19, 1999, except as to Note 10, as to which the date is December 20, 1999 in the Registration Statement (Form S-1) and related Prospectus of Snowball.com, Inc. for the registration of shares of its common stock.


                                         /s/ Ernst & Young LLP
Palo Alto, California
December 22, 1999